Exhibit 99.1

MB FINANCIAL, INC. 6111 N. RIVER ROAD ROSEMONT, IL 60018
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-___-____
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:		KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the following:

 1. To approve the Agreement and Plan of Merger, dated as of July 14, 2013, by and between MB Financial, Inc. (“MB Financial”) and Taylor Capital Group, Inc. (“Taylor Capital”), pursuant to which Taylor Capital will merge with and into MB Financial, and the issuance of MB Financial common stock to Taylor Capital stockholders in connection with the merger (the “merger proposal”):

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”):
FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

(Continued and to be signed on reverse side.)

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

MB FINANCIAL, INC.
SPECIAL MEETING OF STOCKHOLDERS - _________ __, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ______, ________ and ______, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MB Financial, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of MB Financial, Inc. to be held on ____________, ________ __, 2013, at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois, at __:__ _.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present. The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Stockholders dated ______, 2013.

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side hereof, but if no directions are specified, this proxy will be voted “FOR” the merger proposal and “FOR” the adjournment proposal.

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

_____________________________________________________________________
Signature of Stockholder

_____________________________________________________________________
Signature of Stockholder (Joint Owner)

Dated:________________________________________________________________

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTION TO VOTE VIA THE INTERNET
OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.